                                                                     EXHIBIT 4.1


_______________________________________________________________________________
_____________________________________________________________________________



                             COINMACH CORPORATION,
                                  as Issuer,


                                      and


                      STATE STREET BANK AND TRUST COMPANY
                                  as Trustee


                             _____________________

                                   INDENTURE

                          Dated as of October 8, 1997

                             ____________________

                                 $100,000,000
                    11 3/4% Series C Senior Notes due 2005

                                      and

                                 $296,655,000
                    11 3/4% Series D Senior Notes due 2005


_______________________________________________________________________________
_____________________________________________________________________________

                           CROSS-REFERENCE TABLE

   TIA                                                               Indenture
Section                                                               Section
                                                                     -----------

310(a)(1)   ..............................................................7.10
      (a)(2)..............................................................7.10
      (a)(3)..............................................................N.A.
      (a)(4)..............................................................N.A.
      (a)(5)........................................................7.08; 7.10
      (b)   .......................................................7.08; 7.10;
                                                                         10.02
      (c)   ..............................................................N.A.
311(a)      ..............................................................7.11
      (b)   ..............................................................7.11
      (c)   ..............................................................N.A.
312(a)      ..............................................................2.05
      (b)   .............................................................10.03
      (c)   .............................................................10.03
313(a)      ..............................................................7.06
      (b)(1)..............................................................N.A.
      (b)(2)..............................................................7.06
      (c)   .......................................................7.06; 10.02
      (d)   ..............................................................7.06
314(a)      .......................................................4.07; 4.08;
                                                                         10.02
      (b)   ..............................................................N.A.
      (c)(1).............................................................10.04
      (c)(2).............................................................10.04
      (c)(3)..............................................................N.A.
      (d)   ..............................................................N.A.
      (e)   .............................................................10.05
      (f)   ..............................................................N.A.
315(a)      ...........................................................7.01(b)
      (b)   .......................................................7.05; 10.02
      (c)   ...........................................................7.01(a)
      (d)   ...........................................................7.01(c)
      (e)   ..............................................................6.11
316(a)(last sentence).................................................... 2.09
      (a)(1)(A).......................................................... 6.05
      (a)(1)(B).......................................................... 6.04
      (a)(2)..............................................................N.A.
      (b)   ..............................................................6.07
      (c)   ..............................................................9.04

317(a)(1)   ..............................................................6.08
      (a)(2)..............................................................6.09
      (b)   ..............................................................2.04
318(a)      .............................................................10.01
      (c)   .............................................................10.01
________________________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

      Section 1.01 Definitions................................................1
      Section 1.02 Incorporation by Reference of TIA.........................19
      Section 1.03 Rules of Construction.....................................19

                                  ARTICLE II

                                   THE NOTES
                                   ---------

      Section 2.01 Principal Amount, Form and Dating.........................20
      Section 2.02 Execution and Authentication; Aggregate Principal Amount..21
      Section 2.03 Registrar and Paying Agent................................21
      Section 2.04 Paying Agent To Hold Assets in Trust......................22
      Section 2.05 Holder Lists..............................................22
      Section 2.06 Transfer and Exchange.....................................22
      Section 2.07 Replacement Notes.........................................23
      Section 2.08 Outstanding Notes.........................................23
      Section 2.09 Treasury Notes............................................24
      Section 2.10 Temporary Notes...........................................24
      Section 2.11 Cancellation..............................................24
      Section 2.12 CUSIP Number..............................................24
      Section 2.13 Deposit of Moneys.........................................25
      Section 2.14 Book-Entry Provisions for Global Note.....................25
      Section 2.15 Special Transfer Provisions...............................26

                                  ARTICLE III

                                  REDEMPTION
                                  ----------

      Section 3.01 Notices to Trustee........................................28
      Section 3.02 Selection of Notes To Be Redeemed.........................28
      Section 3.03 Notice of Redemption......................................28
      Section 3.04 Effect of Notice of Redemption............................29
      Section 3.05 Deposit of Redemption Price...............................29
      Section 3.06 Notes Redeemed in Part....................................30

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

      Section 4.01 Payment of Notes..........................................30
      Section 4.02 Maintenance of Office or Agency...........................30
      Section 4.03 Corporate Existence.......................................30
      Section 4.04 Payment of Taxes and other Claims.........................31
      Section 4.05 Maintenance of Properties and Insurance...................31
      Section 4.06 Compliance Certificate; Notice of Default.................31
      Section 4.07 Compliance with Laws......................................32
      Section 4.08 Reports...................................................32
      Section 4.09 Waiver of Stay, Extension or Usury Laws...................33
      Section 4.10 Limitation on Restricted Payments.........................33
      Section 4.11 Limitation on Transactions with Affiliates................35
      Section 4.12 Limitation on Incurrence of Additional Indebtedness.......36
      Section 4.13 Limitation on Dividend and Other Payment Restrictions
                   Affecting Subsidiaries....................................36
      Section 4.14 Limitation on Sale and Leaseback Transactions.............36
      Section 4.15 Limitation on Change of Control...........................37
      Section 4.16 Limitation on Asset Sales.................................38
      Section 4.17 Limitation on Preferred Stock of Subsidiaries.............41
      Section 4.18 Limitation on Liens.......................................41
      Section 4.19 Conduct of Business.......................................42

                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

      Section 5.01 Merger, Consolidation and Sale of Assets..................42
      Section 5.02 Successor Corporation Substituted.........................43

                                  ARTICLE VI

                             DEFAULT AND REMEDIES
                             --------------------

      Section 6.01 Events of Default.........................................44
      Section 6.02 Acceleration..............................................45
      Section 6.03 Other Remedies............................................46
      Section 6.04 Waiver of Past Defaults...................................46
      Section 6.05 Control by Majority.......................................46
      Section 6.06 Limitation on Suits.......................................46
      Section 6.07 Rights of Holders To Receive Payment......................47
      Section 6.08 Collection Suit by Trustee................................47
      Section 6.09 Trustee May File Proofs of Claim..........................47
      Section 6.10 Priorities................................................48

      Section 6.11 Undertaking for Costs.....................................48

                                  ARTICLE VII

                                    TRUSTEE
                                    -------

      Section 7.01 Duties of Trustee.........................................49
      Section 7.02 Rights of Trustee.........................................50
      Section 7.03 Individual Rights of Trustee..............................51
      Section 7.04 Trustee's Disclaimer......................................51
      Section 7.05 Notice of Default.........................................51
      Section 7.06 Reports by Trustee to Holders.............................51
      Section 7.07 Compensation and Indemnity................................51
      Section 7.08 Replacement of Trustee....................................52
      Section 7.09 Successor Trustee by Merger, Etc..........................53
      Section 7.10 Eligibility: Disqualification.............................53
      Section 7.11 Preferential Collection of Claims Against Company.........54

                                 ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE
                    ---------------------------------------

      Section 8.01 Legal Defeasance and Covenant Defeasance..................54
      Section 8.02 Satisfaction and Discharge................................56
      Section 8.03 Survival of Certain Obligations...........................57
      Section 8.04 Acknowledgment of Discharge by Trustee....................57
      Section 8.05 Application of Trust Moneys...............................57
      Section 8.06 Repayment to the Company; Unclaimed Money.................58
      Section 8.07 Reinstatement.............................................58

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

      Section 9.01 Without Consent of Holders................................58
      Section 9.02 With Consent of Holders...................................59
      Section 9.03 Compliance with TIA.......................................60
      Section 9.04 Revocation and Effect of Consents.........................60
      Section 9.05 Notation on or Exchange of Notes..........................61
      Section 9.06 Trustee To Sign Amendments, Etc...........................61

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      Section 10.01 TIA Controls.............................................61
      Section 10.02 Notices..................................................62
      Section 10.03 Communications by Holders with Other Holders.............62
      Section 10.04 Certificate and Opinion as to Conditions Precedent.......63
      Section 10.05 Statements Required in Certificate or Opinion............63
      Section 10.06 Rules by Trustee, Paying Agent, Registrar................63
      Section 10.07 Legal Holidays...........................................63
      Section 10.08 Governing Law............................................64
      Section 10.09 No Adverse Interpretation of Other Agreements............64
      Section 10.10 No Recourse Against Others...............................64
      Section 10.11 Successors...............................................64
      Section 10.12 Duplicate Originals......................................64
      Section 10.13 Severability.............................................64


Exhibit A   Form of Initial Note
Exhibit B   Form of Exchange Note
Exhibit C   Form of Legend for Global Notes
Exhibit D   Form of Certificate To Be Delivered in Connection with Transfers to
            Non-QIB Accredited Investors
Exhibit E   Form of Certificate To Be Delivered in Connection with Transfers
            Pursuant to Regulation S

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of October 8, 1997, between Coinmach Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 11 3/4% Series C Senior Notes due 2005 and 11 3/4% Series D Senior Notes due 2005 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as hereinafter defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

      Section 1.01  Definitions.
                    -----------

     "Acceleration Notice" has the meaning provided in section 6.02(a).
      -------------------

     "Acquired Indebtedness" means Indebtedness of a Person or any of its
      ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

     "Additional Series D Senior Notes" means any Exchange Notes issued in
      --------------------------------
exchange for the Series A/B Notes pursuant to the Exchange Offer.

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section 4.11.
      ---------------------

     "Agent" means any Registrar, Paying Agent or co-Registrar.
      -----

     "Agent Members" has the meaning provided in Section 2.14.
      -------------

     "Asset Acquisition" means (a) an Investment by the Company or any
      -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance,
      ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $250,000 and (ii the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01.

     "Authenticating Agent" has the meaning provided in Section 2.02.
      --------------------

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or
      --------------
foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of
      ------------------
such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a
      ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day that is not a Legal Holiday.
      ------------

     "Capital Stock" means (i) with respect to any Person that is a corporation,
      -------------
any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of
      ----------------------------
such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or
      ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (ii commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following
      -----------------
events: (i) any Person or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total outstanding Voting Stock of Coinmach Laundry or the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Coinmach Laundry or the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Coinmach Laundry or the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, however, there shall be no Change of Control pursuant to this clause (ii) if during such two-year period the Permitted Holders continue to own, directly or indirectly, a majority of the Voting Stock of the Company; or (ii any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Coinmach Laundry or the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) that are not controlled, directly or indirectly, by the Permitted Holders.

     "Change of Control Date" has the meaning provided in Section 4.15(b).
      ----------------------

     "Change of Control Offer" has the meaning provided in Section 4.15(a).
      -----------------------

     "Coinmach Laundry" means Coinmach Laundry Corporation, a Delaware
      ----------------
corporation, which is the parent of the Company.

     "Change of Control Payment Date" has the meaning provided in Section
      ------------------------------
4.15(b).

     "Common Stock" of any Person means any and all shares, interest or other
      ------------
participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor
      -------
replaces it pursuant to this Indenture and thereafter means such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period,
      -------------------
the sum (without duplication) of (i) Consolidated Net Income plus (ii to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) Consolidated Interest Expense, amortization expense and depreciation expense, and (C) Consolidated Non-cash Charges less other non-cash items increasing Consolidated Net Income for such
        ----
period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
      ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds therefrom), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii any Asset Sales or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any
      --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, other than (A) deferred financing costs incurred by the Company or any of its Restricted Subsidiaries in connection with the Merger or (B) any premium or penalty paid on the Series A/B Issue Date in connection with the redemption of the Company's 12 3/4% Senior Notes due 2001 or the Company's 13 3/4% Senior Subordinated Debenture due 2002), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any
      -----------------------------
period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

     "Consolidated Net Income" means, with respect to any Person, for any
      -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Series A/B Issue Date,
(g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such person or any of its Restricted Subsidiaries, (i) relocation, severance and other employee costs not to exceed $2,000,000 incurred in connection with the Merger, (j) any other restructuring reserves or charges (provided, however, that any cash payments actually made after the Series A/B Issue Date with respect to liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by the Company or any of its Restricted Subsidiaries in connection with the Merger, (k) all non-cash depreciation and amortization charges (excluding the amortization of goodwill) resulting from purchase accounting adjustments with respect to transactions prior to the Series A/B Issue Date and (1) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders'
      ----------------------
equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Net Tangible Assets" means, with respect to any Person, as at
      --------------------------------
any date, the total amount of assets of such Person and its Restricted Subsidiaries and after deducting therefrom (i) all current liabilities, (ii) appropriate adjustments on account of minority interests of other Persons holding shares of Capital Stock of any Subsidiary of the referent Person and
(iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and all other like intangibles, all as set forth on the most recent consolidated balance sheet of the referent Person and its Restricted Subsidiaries and computed in accordance with GAAP; provided, however, that route contracts shall be deemed to be tangible assets.

     "Consolidated Non-cash Charges" means, with respect to any Person for any
      -----------------------------
period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of January 8, 1997
      ----------------
between the Company and Bankers Trust Company, First Union National Bank of North Carolina, Lehman Commercial Paper, Inc. and other lending institutions named therein (which replaced the Credit Agreement dated as of the Series A/B Issue Date between the Company and Heller Financial, Inc., referred to in the Series A/B Indenture), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
4.12 of this Indenture) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with
      -------
the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and
      ----------
successors.

     "Disqualified Capital Stock" means that portion of any Capital Stock which,
      --------------------------
by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes for cash.

     "Equity Offering" means an offering of Qualified Capital Stock of the
      ---------------
Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof.

     "Event of Default" has the meaning provided in Section 6.01.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor statute or statutes thereto.

     "Exchange Notes" means the Company's 11 3/4% Series D Senior Notes issued
      --------------
in exchange for the Initial Notes pursuant to a Registered Exchange Offer and shall also include any Additional Series D Senior Notes.

     "Exchange Offer" means the registration by the Company under the Securities
      --------------
Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes and/or Series A/B Notes to exchange all the Initial Notes and/or Series A/B Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes and/or Series A/B Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement between the Company and the Initial Purchasers, dated as of October 8, 1997.

     "fair market value" means, with respect to any asset or property, the price
      -----------------
which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Series A/B Issue Date.

     "Global Note" has the meaning provided in Section 2.01.
      -----------

     "Holder" means the Person in whose name a Note is registered on the
      ------
Registrar's books.

     "incur" has the meaning provided in Section 4.12.
      -----

     "Indebtedness" means with respect to any Person, without duplication, (i)
      ------------
all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time in accordance with the terms hereof.

     "Independent Financial Advisor" means an investment banking firm (i) which
      -----------------------------
does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" means the Company's 11 3/4% Series C Senior Notes due 2005
      -------------
issued pursuant to this Indenture.

     "Initial Purchasers" means Jefferies & Company, Inc., Lazard Freres & Co.
      ------------------
LLC, BT Alex. Brown Incorporated and First Union Capital Markets Corp.

     "Institutional Accredited Investor" means an institution that is an
      ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of
      ---------------------
interest on the Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to
      -------------------------
any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect loan
      ----------
or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10 of this Indenture, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Initial Notes.
      ----------

     "Legal Holiday" has the meaning provided in Section 10.07.
      -------------

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest,
      ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Maturity Date" means November 15, 2005.
      -------------

     "Merger" means the merger of The Coinmach Corporation into Solon Automated
      ------
Services, Inc., with Solon Automated Services, Inc. surviving and changing its name to Coinmach Corporation.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in
      -----------------
the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning provided in Section 4.16.
      ------------------

     "Net Proceeds Offer Amount" has the meaning permitted in Section 4.16.
      -------------------------

     "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.16.
      -------------------------------

     "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.16.
      -------------------------------

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in
      ---------------
Regulation S.

     "Notes" has the meaning provided in the preamble to this Indenture and
      -----
means the Initial Notes and the Exchange Notes (including any Additional Series D Senior Notes) treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all obligations for principal, premium, interest,
      -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the Offering Memorandum dated October 1, 1997,
      -------------------
pursuant to which the Initial Notes were offered, and any amendment or supplement thereto.

     "Officer" means, with respect to any Person, the Chairman of the Board, the
      -------
Chief Executive officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means, with respect to any Person, a certificate
      ---------------------
signed by two officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 10.04 and 10.05, as they relate to the making of an Officers' Certificate.

     "Offshore Physical Notes" has the meaning provided in Section 2.06.
      -----------------------

     "Opinion of Counsel" means a written opinion from legal counsel, who may be
      ------------------
counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

     "Paying Agent" has the meaning provided in Section 2.06.
      ------------

     "Permitted Holders" means Golder, Thoma, Cressey, Rauner, Inc. or any
      -----------------
entity controlled thereby.

     "Permitted Indebtedness" means, without duplication, each of the following:
      ----------------------

          (i) Indebtedness under the Series A/B Notes, the Notes, the Series A/B Indenture and the Indenture;

         (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $35,000,000 (increased by indebtedness described in any other clause of this definition of Permitted Indebtedness), reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) thereunder;

        (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Series A/B Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

         (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject. to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

        (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

       (viii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

         (ix) Refinancing Indebtedness;

          (x) Capital Lease Obligations and purchase money Indebtedness used to finance the acquisition of property or assets of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed $15 million at any one time outstanding; and

          (xi) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10 million at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any
      ---------------------
Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries to assist with relocat ion expenses incurred in connection with the Merger; (v) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (vi) Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments in the Series A/B Notes and/or the Notes; and (ix) Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16 of this Indenture.

     "Permitted Liens" means the following types of Liens:
      ---------------

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture; and

          (xii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12 of this Indenture; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

     "Person" means an individual, partnership, corporation, unincorporated
      ------
organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.
      --------------

     "Preferred Stock" of any Person means any Capital Stock of such Person that
      ---------------
has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Principal" of any Indebtedness (including the Notes) means the principal
      ---------
amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Placement Legend" means the legend initially set forth on the
      ------------------------
Notes in the form set forth in Exhibit A.

     "Proceeds Purchase Date" has the meaning provided in Section 4.16.
      ----------------------

     "pro forma" means, with respect to any calculation made or required to be
      ---------
made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified
      -----------------------
Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified
      -----------------------------      ---
in Rule 144A under the Securities Act.

     "Record Date" means any of the Record Dates specified in the Notes, whether
      -----------
or not a Legal Holiday.

     "Redemption Date," when used with respect to any Note to be redeemed, means
      ---------------
the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price," when used with respect to any Note to be redeemed,
      ----------------
means the price fixed for such redemption pursuant to this Indenture and the Notes.

     "Reference Date" has the meaning provided in Section 4.10.
      --------------

     "Refinance" means, in respect of any security or Indebtedness, to
      ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any
      ------------------------
Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.12 of this Indenture (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii) or (x) of the definition of Permitted Indebtedness), that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registrar" has the meaning provided in Section 2.03.
      ---------

     "Registration Rights Agreement" means the Registration Rights Agreement
      -----------------------------
dated as of October 8, 1997 between the Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S under the Securities Act.
      ------------

     "Restricted Payment" has the meaning provided in Section 4.10.
      ------------------

     "Restricted Security" has the meaning assigned to such term in Rule
      -------------------
144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person
      ---------------------
which at the time of determination is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means one or more revolving credit facilities
      -------------------------
under the Credit Agreement.

     "Rule 144A" means Rule 144A under the Securities Act.
      ---------

     "Sale and Leaseback Transaction" means any direct or indirect arrangement
      ------------------------------
with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the

Series A/B Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC promulgated thereunder.

     "Series A/B Indenture" means the Indenture dated as of November 30, 1995,
      --------------------
as amended and supplemented, between the Company and State Street Bank and Trust Company (successor in interest to Shawmut Bank Connecticut, National Association), as Trustee, providing for the issuance of the Series A/B Notes in the aggregate principal amount of $196,655,000, as such may be amended and supplemented from time to time.

     "Series A/B Issue Date" means the date on which the Series A/B Notes were
      ---------------------
originally issued under the Series A/B Indenture.

     "Series A/B Notes" means the Company's Series B 11 3/4% Senior Notes due
      ----------------
2005 issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v)
      ----------------------
of Regulation S-X under the Securities Act.

     "Subsidiary," with respect to any Person, means (i) any corporation of
      ----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Surviving Entity" has the meaning provided in Section 5.01.
      ----------------

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb), as
      ---
amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to
      -------------
administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Government Obligations" means non-callable direct obligations of, and
      ---------------------------
non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of
      -----------------
America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Physical Notes" has the meaning provided in Section 2.01.
      -------------------

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such
      -----------------------
Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 of this Indenture and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 of this Indenture and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" means, with respect to any Person, securities of any class
      ------------
or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted
      ----------------------------------
Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

      Section 1.02  Incorporation by Reference of TIA.
                    ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.
      --------------------

     "indenture security holder" means a Holder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" means the Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Company or any other
      -------
obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      Section 1.03  Rules of Construction.
                    ---------------------

     Unless the context otherwise requires:

     (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (iii) "or" is not exclusive;

     (iv) words in the singular include the plural, and words in the plural include the singular; and

     (v) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                                   THE NOTES
                                   ---------

      Section 2.01  Principal Amount, Form and Dating.
                    ---------------------------------

     (a)  Principal Amount.
          ----------------

          The aggregate principal amount of Notes which may be issued, executed, authenticated and outstanding under this Indenture is $296,655,000, provided that $196,655,000 shall be reserved for issuance and shall be available for issuance only in connection with the exchange of the Series A/B Notes for Exchange Notes.

     (b)  Form and Dating.
          ---------------

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit C, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

      Section 2.02  Execution and Authentication; Aggregate Principal Amount.
                    --------------------------------------------------------

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and up to $196,655,000 of Series A/B Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note, Offshore Physical Notes or U.S. Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $296,655,000, except as provided in Section 2.07; provided that $196,655,000 of the Exchange Notes shall be reserved for issuance only in exchange for Series A/B Notes.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

      Section 2.03  Registrar and Paying Agent.
                    --------------------------

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), which shall initially be State Street Bank and Trust Company, 61 Broadway, 15th Floor, Corporate Trust Window, New York, New York 10006, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

      Section 2.04  Paying Agent To Hold Assets in Trust.
                    ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

      Section 2.05  Holder Lists.
                    ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA S 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

      Section 2.06  Transfer and Exchange.
                    ---------------------

     Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including an opinion of Counsel with respect to whether (i) any Note constitutes a Restricted Security and (ii) the requirements for transfer of any Note have been satisfied, including the requirements provided for in Section 2.16 of this Indenture; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

      Section 2.07  Replacement Notes.
                    -----------------

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company.

      Section 2.08  Outstanding Notes.
                    -----------------

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      Section 2.09  Treasury Notes.
                    --------------

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

      Section 2.10  Temporary Notes.
                    ---------------

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

      Section 2.11  Cancellation.
                    ------------

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

      Section 2.12  CUSIP Number.
                    ------------

     The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly, upon its becoming aware of any change in CUSIP numbers, notify the Trustee of any change in the CUSIP number.

      Section 2.13  Deposit of Moneys.
                    -----------------

     Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

      Section 2.14  Book-Entry Provisions for Global Note.
                    -------------------------------------

     (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

     (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      Section 2.15  Special Transfer Provisions.
                    ---------------------------

     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S.
         --------------------------------------------------------------------
Persons.  The following provisions shall apply with respect to the registration
-------
of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after October 8, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBS.  The following provisions shall apply with respect
         -----------------
to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend.  Upon the transfer, exchange or replacement
         ------------------------
of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless
(i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restriction s on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE III

                                   REDEMPTION
                                   ----------

      Section 3.01  Notices to Trustee.
                    ------------------

     If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

      Section 3.02  Selection of Notes To Be Redeemed.
                    ---------------------------------

     If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      Section 3.03  Notice of Redemption.
                    --------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (iii) the name and address of the Paying Agent;

          (iv) the subparagraph of the Notes pursuant to which such redemption is being made;

          (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (vi) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (vii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

        (viii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      Section 3.04  Effect of Notice of Redemption.
                    ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

      Section 3.05  Deposit of Redemption Price.
                    ---------------------------

     On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

      Section 3.06  Notes Redeemed in Part.
                    ----------------------

     Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE IV

                                   COVENANTS
                                   ---------

      Section 4.01  Payment of Notes.
                    ----------------

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

      Section 4.02  Maintenance of Office or Agency.
                    -------------------------------

     The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

      Section 4.03  Corporate Existence.
                    -------------------

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

      Section 4.04  Payment of Taxes and other Claims.
                    ---------------------------------

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

      Section 4.05  Maintenance of Properties and Insurance.
                    ---------------------------------------

     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

      Section 4.06  Compliance Certificate; Notice of Default.
                    -----------------------------------------

     (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

      Section 4.07  Compliance with Laws.
                    --------------------

     The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

      Section 4.08  Reports.
                    -------

     (a) The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA (S) 314(a).

     (b) If at any time the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Trustee and to each Holder copies of the quarterly and annual financial information that would have been required to be contained in a filing with the SEC on forms 10-Q and 10-K and all current reports that would be required to be filed with the SEC on form 8-K had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operation." The financial and other information to be distributed to Holders shall be filed with the Trustee and mailed to the Holders at their respective addresses appearing in the register of the Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year. Such information shall be made available to securities analysts and prospective investors upon request. In addition, the Company shall furnish to the Holders and to securities analysts and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      Section 4.09  Waiver of Stay, Extension or Usury Laws.
                    ---------------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 4.10  Limitation on Restricted Payments.
                    ---------------------------------

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 of this Indenture or
(ii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Series A/B Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Series A/B Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Series A/B Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (z) without duplication of any amounts included in clause(iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(iii)(y) and (z), any net cash proceeds from (A) an Equity offering to the extent used to redeem the Notes (including any Additional Series D Notes) and
(B) issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (5) if no Default or Event of Default shall have occurred and be continuing, Investments in an aggregate amount not to exceed $5,000,000; (6) the making of payments by the Company to Coinmach Laundry in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that the Company and its Restricted Subsidiaries would have been liable for if the Company and its Restricted Subsidiaries had filed their tax returns on a stand-alone basis; provided that such payments shall be made by the Company no earlier than five days prior to the date on which Coinmach Laundry is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be; (7) the repayment on the Series A/B Issue Date of Indebtedness of Coinmach Laundry owing to FINOVA Capital Corporation not to exceed $5.0 million in the aggregate; (8) if no Default or Event of Default shall have occurred and be continuing, a distribution to Coinmach Laundry solely to enable Coinmach Laundry to repurchase Coinmach Laundry Capital Stock from members of Coinmach Laundry management in connection with certain executive stock purchase agreements in effect on the Series A/B Issue Date not to exceed $500,000 in the aggregate; (9) if no Default or Event of Default shall have occurred and be continuing, the payment to Coinmach Laundry for reasonable accounting fees and other support services provided to the Company not to exceed $250,000 in any fiscal year; and (10) if no Default or Event of Default shall have occurred and be continuing, a distribution to Coinmach Laundry solely to enable Coinmach Laundry to pay a management fee to the Permitted Holders not to exceed $500,000 in any fiscal year. In determining the aggregate amount of Restricted Payments made subsequent to the Series A/B Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4), (5), (8), (9) and (10) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

      Section 4.11  Limitation on Transactions with Affiliates.
                    ------------------------------------------

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments permitted by Section 4.10 of this Indenture.

      Section 4.12  Limitation on Incurrence of Additional Indebtedness.
                    ---------------------------------------------------

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.10 to 1.00 for the first 24 months following the Issue Date and 2.25 to 1.00 on any such date of incurrence thereafter.

      Section 4.13  Limitation on Dividend and Other Payment Restrictions
                    -----------------------------------------------------
     Affecting Subsidiaries.
     ----------------------

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture or the Series A/B Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Series A/B Issue Date to the extent and in the manner such agreements are in effect on the Series A/B Issue Date; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above, including the Credit Agreement; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

      Section 4.14  Limitation on Sale and Leaseback Transactions.
                    ---------------------------------------------

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction involving only the sale or transfer of assets acquired after the Series A/B Issue Date if: (i) after giving pro forma effect to any such Sale and Leaseback Transaction, the Company or such Restricted Subsidiary, as the case may be, shall be in compliance with Section 4.12 of this Indenture;
(ii) the Company or such Restricted Subsidiary shall comply with the provisions set forth in Section 4.16 of this Indenture;

and (iii) the aggregate amount of Capitalized Lease Obligations in respect of all Sale and Leaseback Transactions consummated since the Series A/B Issue Date (including such proposed Sale and Leaseback Transaction) would not exceed 10% of Consolidated Net Tangible Assets of the Company.

      Section 4.15  Limitation on Change of Control.
                    -------------------------------

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes (including any Additional Series D Senior Notes) pursuant to the offer described in paragraph (b) below (the Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

     (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

         (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

        (iii) that any Note not tendered will continue to accrue interest;

         (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

        (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

       (viii) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

      Section 4.16  Limitation on Asset Sales.
                    -------------------------

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either
(A) to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (B) to repay any of the Company's 12 3/4% Senior Notes due 2001 which were not exchanged for Notes on the Series A/B Issue Date (C) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Series A/B Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (D) a combination of repayment and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C); provided, however, that the 75% limitation set forth in clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm shall certify to the Board of Directors of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in clause (ii) of this paragraph and provided, further, that for purposes of this covenant, Cash Equivalents shall include any unsubordinated Indebtedness of the Company or any Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee and for which the Company or such Restricted Subsidiary is reasonably indemnified in connection with the relevant Asset Sale. On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes (including Additional Series D Senior Notes) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (i) that the Net Proceeds Offer is being made pursuant to Section 4.16 and that all Notes (including any Additional Series D Senior Notes) tendered, in whole or in part, will be accepted for payment; provided, however, that if the aggregate principal amount of Notes (including any Additional Series D Senior Notes) tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes (including any Additional Series D Senior Notes) to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

         (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

        (iii) that any Note not tendered will continue to accrue interest;

         (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

          (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

        (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

     On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes (including any Additional Series D Senior Notes) or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.16 by virtue thereof.

      Section 4.17  Limitation on Preferred Stock of Subsidiaries.
                    ---------------------------------------------

     The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

      Section 4.18  Limitation on Liens.
                    -------------------

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Series A/B Issue Date or acquired after the Series A/B Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Series A/B Issue Date to the extent and in the manner such Liens are in effect on the Series A/B Issue Date; (B) Liens securing the Notes; (C) Liens securing borrowings under the Credit Agreement, including any additional Obligations thereunder (which Liens may extend to all property now owned or hereafter acquired by the Company or any of its Subsidiaries); (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Section 4.18 and which Indebtedness has been incurred in accordance with the provisions of Section 4.12; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

      Section 4.19  Conduct of Business.
                    -------------------

     The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Series A/B Issue Date.

     Section 4.20   Limitation on Restrictive Covenants.
                    -----------------------------------

     Notwithstanding any other provisions of this Indenture, the restrictive covenants set forth herein for so long as the Series A/B Indenture remains in effect, shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of the covenant of the Series A/B Indenture relating to "Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries."


                                   ARTICLE V

                             SUCCESSOR CORPORATION
                             ---------------------

      Section 5.01  Merger, Consolidation and Sale of Assets.
                    ----------------------------------------

     (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 of this Indenture;

         (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) of this
     Section 5.01 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      Section 5.02  Successor Corporation Substituted.
                    ---------------------------------

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                  ARTICLE VI

                             DEFAULT AND REMEDIES
                             --------------------

      Section 6.01  Events of Default.
                    -----------------

     An "Event of Default" occurs if:

          (i) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days;

         (ii) the Company fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

        (iii) the Company defaults in the observance or performance of any of the covenants described in Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.17,
     4.18 and 5.01 which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default under Section 5.01 of this Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         (iv) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $3,500,000;

          (vi) one or more judgments in an aggregate amount in excess of $3,500,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such Judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (vii) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

        (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstated and in effect or a period of 60 consecutive days.

      Section 6.02  Acceleration.
                    ------------

     (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing and has not been waived pursuant to
Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a notice of acceleration" (the "Acceleration Notices"), and the same shall become immediately due and payable.

     (b) If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences
(i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and
(iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      Section 6.03  Other Remedies.
                    --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      Section 6.04  Waiver of Past Defaults.
                    -----------------------

     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

      Section 6.05  Control by Majority.
                    -------------------

     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Section 6.06  Limitation on Suits.
                    -------------------

     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (ii) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

        (iii) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

      Section 6.07  Rights of Holders To Receive Payment.
                    ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 6.08  Collection Suit by Trustee.
                    --------------------------

     If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 6.09  Trustee May File Proofs of Claim.
                    --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10  Priorities.
                    ----------

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      Section 6.11  Undertaking for Costs.
                    ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE VII

                                    TRUSTEE
                                    -------

      Section 7.01  Duties of Trustee.
                    -----------------

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

         (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

         (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

      Section 7.02  Rights of Trustee.
                    -----------------

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

      Section 7.03  Individual Rights of Trustee.
                    ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledges of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      Section 7.04  Trustee's Disclaimer.
                    --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

      Section 7.05  Notice of Default.
                    -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

      Section 7.06  Reports by Trustee to Holders.
                    -----------------------------

     Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA
(S)(S) 313(b) and (c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

      Section 7.07  Compensation and Indemnity.
                    --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this

Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      Section 7.08  Replacement of Trustee.
                    ----------------------

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

         (ii) the Trustee is adjudged bankrupt or insolvent;

        (iii) a receiver or other public officer takes charge of the Trustee or its property; or

         (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

      Section 7.09  Successor Trustee by Merger, Etc.
                    ---------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

      Section 7.10  Eligibility: Disqualification.
                    -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

      Section 7.11  Preferential Collection of Claims Against Company.
                    -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE
                    ---------------------------------------

      Section 8.01  Legal Defeasance and Covenant Defeasance.
                    ----------------------------------------

     (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph
(d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section
8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through 4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall not constitute Events of Default.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

         (ii) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence);

        (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

         (iv) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the

     United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (v) The Company shall have delivered to the Trustee an Officer's Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

         (vi) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

        (vii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
     8.01 have been complied with.

     In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

      Section 8.02  Satisfaction and Discharge.
                    --------------------------

     In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

          (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest;

         (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

         (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

         (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Section 8.03  Survival of Certain Obligations.
                    -------------------------------

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10,
2.13, 4.01, 4.02, 6.07, Article Seven, 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

      Section 8.04  Acknowledgment of Discharge by Trustee.
                    --------------------------------------

     Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

      Section 8.05  Application of Trust Moneys.
                    ---------------------------

     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 8.06  Repayment to the Company; Unclaimed Money.
                    -----------------------------------------

     Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

      Section 8.07  Reinstatement.
                    -------------

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

      Section 9.01  Without Consent of Holders.
                    --------------------------

     The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

         (ii) to comply with Article Five;

        (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (v) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

         (vi) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

        (vii) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer's Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

      Section 9.02  With Consent of Holders.
                    -----------------------

     Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

         (ii) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

        (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

         (iv) make any Notes payable in money other than that stated in the Notes;

          (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default, other than waivers with respect to ones with respect to the payment of principal of or interest on the Notes, or relating to certain amendments of this Indenture; or

         (vi) modify or change any provisions of this Indenture (including the related definitions) so as to adversely affect the ranking of any Notes;

provided, however, the Company may, with the consent of the Holder or Holders of 75% in aggregate principal amount of the outstanding Notes, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03  Compliance with TIA.
                    -------------------

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

      Section 9.04  Revocation and Effect of Consents.
                    ---------------------------------

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(6) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

      Section 9.05  Notation on or Exchange of Notes.
                    --------------------------------

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

      Section 9.06  Trustee To Sign Amendments, Etc.
                    --------------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      Section 10.01 TIA Controls.
                    ------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 10.02 Notices.
                    -------

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

          Coinmach Corporation
          55 Lumber Road
          Roslyn, New York 11576
          Attn: Chief Executive Officer
          Telecopy Number: (516) 484-1812

     if to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street
          Hartford, Connecticut 06103
          Attn: Corporate Trust Administration Department
          Telecopy Number: (203) 986-7920

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      Section 10.03 Communications by Holders with Other Holders.
                    --------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

      Section 10.04 Certificate and Opinion as to Conditions Precedent.
                    --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

          (i) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

      Section 10.05 Statements Required in Certificate or Opinion.
                    ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

      Section 10.06 Rules by Trustee, Paying Agent, Registrar.
                    -----------------------------------------

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      Section 10.07 Legal Holidays.
                    --------------

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      Section 10.08 Governing Law.
                    -------------

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

      Section 10.09 No Adverse Interpretation of Other Agreements.
                    ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 10.10 No Recourse Against Others.
                    --------------------------

     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

      Section 10.11 Successors.
                    ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

      Section 10.12 Duplicate Originals.
                    -------------------

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      Section 10.13 Severability.
                    ------------

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    COINMACH CORPORATION



                                    By: /s/ Robert M. Doyle
                                        _______________________________
                                    Name: Robert M. Doyle
                                          _____________________________
                                    Title: Senior Vice President
                                           ______________________________


                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee



                                    By: /s/ Philip G. Kane, Jr.
                                        _______________________________
                                    Name: Philip G. Kane, Jr.
                                          _____________________________
                                    Title: Vice President
                                           ______________________________

                                                                       EXHIBIT A
                                                                       ---------
                                 [FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE ISSUER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION UNDER THE ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF ANY CERTIFICATED SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH SUCH CERTIFICATED SECURITY WAS HELD BY AN AFFILIATE OF THE ISSUER, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE OF SUCH CERTIFICATED SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATED SECURITY TO THE TRUSTEE. IF ANY PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION, "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                      CUSIP NO.:

                              COINMACH CORPORATION

                     11 3/4% SERIES C SENIOR NOTE DUE 2005

No.                                                                        $

     Coinmach Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on November 15, 2005.

     Interest Payment Dates:  May 15 and November 15

     Record Dates:            May 1 and November 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    Coinmach Corporation


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Dated:

Certificate of Authentication

     This is one of the 11 3/4% Series C Senior Notes due 2005 referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY



Dated:                              By:
                                       -----------------------------------
                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                     11 3/4% SERIES C SENIOR NOTE DUE 2005


     1.   Interest.  Coinmach Corporation, a Delaware corporation (the
          --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 8, 1997. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.   Method of Payment.  The Company shall pay interest on the Notes
          -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, State Street Bank and Trust
          --------------------------
Company (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4.   Indenture. The Company issued the Notes under an Indenture, dated as
          ---------
of October 8, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $296,655,000; provided that $196,655,000 shall be reserved for issuance and shall be available for issuance only in connection with the exchange of the Series A/B Notes (as defined in the Indenture) for Exchange Notes. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5.   Redemption.
          ----------

          (a) Optional Redemption. The Notes will be redeem able, at the
              -------------------
Company's option, in whole or in part at any time or from time to time, on and after November 15, 2000, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

Year                                            Percentage
----                                            ----------

2000                                            105.8750%
2001                                            102.9375%
2002 and thereafter                             100.0000%

          (b) Optional Redemption Upon Equity Offerings. At any time, or from
              -----------------------------------------
time to time, on or prior to December 31, 1998, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the outstanding Notes (including any Additional Series D Senior Notes, as defined in the Indenture) at a redemption price equal to 111 3/4% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of Notes (including any Additional Series D Senior Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

     6.   Notice of Redemption. Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     7.   Offers to Purchase.  Sections 4.15 and 4.16 of the Indenture provide
          ------------------
that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes (including any Additional Series D Senior Notes) in accordance with the procedures set forth in the Indenture.

     8.   Registration Rights.  Pursuant to the Registration Rights Agreement
          -------------------
among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series D 11 3/4% Senior Notes due 2005 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     9.   Denominations; Transfer; Exchange.  The Notes are in registered form,
          ---------------------------------
without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     10.  Persons Deemed Owners.  The registered Holder of a Note shall be
          ---------------------
treated as the owner of it for all purposes.

     11.  Unclaimed Money.  If money for the payment of principal or interest
          ---------------
remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12.  Discharge Prior to Redemption or Maturity.  If the Company at any time
          -----------------------------------------
deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     13.  Amendment; Supplement; Waiver.  Subject to certain exceptions, the
          -----------------------------
Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place or certificated Note, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14.  Restrictive Covenants.  The Indenture imposes certain limitations on
          ---------------------
the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, enter into a Sale Leaseback Transaction or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15.  Successors.  When a successor assumes, in accordance with the
          ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     16.  Defaults and Remedies.  If an Event of Default occurs and is
          ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default of Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     17.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     18.  No Recourse Against Others.  No past, present or future stockholder,
          --------------------------
director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19.  Authentication.  This Note shall not be valid until the Trustee or
          --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

     20.  Governing Law.  The laws of the State of New York shall govern this
          -------------
Note and the Indenture, without regard to principles of conflict of laws.

     21.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Corporation, 55 Lumber Road, Roslyn, New York 11576, Attn: Chief Executive Officer.

                                ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:______________________________  Signed:____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee:______________________________________

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 8, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]
                                   ---------

(1)  --   to the Company or a subsidiary thereof; or

(2)  --   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3)  --   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  --   outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act; or

(5)  --   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  --   pursuant to an effective registration statement under the Securities
          Act; or

(7)  --   pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date:_________________________Signed:________________________________________
                                    (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:__________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_______________________  _________________________________________________
                              NOTICE:    To be executed by an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15   [               ]
               Section 4.16   [               ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$__________________


Date:________________    Signed:_______________________________________________

                         NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:___________________________________________________________

                                                                       EXHIBIT B
                                                                       ---------
                                         CUSIP NO.:

                              COINMACH CORPORATION

                     11 3/4% SERIES D SENIOR NOTE DUE 2005

No.                                                                          $

     Coinmach Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on November 15, 2005.

     Interest Payment Dates:  May 15 and November 15

     Record Dates:            May 1 and November 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                    Coinmach Corporation


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:
Dated:

Certificate of Authentication

     This is one of the 11 3/4% Series D Senior Notes due 2005 referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY,



Dated:                        By:
                                 ---------------------------------------
                                              Authorized Signatory

                             (REVERSE OF SECURITY)

                     11 3/4% SERIES D SENIOR NOTE DUE 2005

     1.   Interest.  Coinmach Corporation, a Delaware corporation (the
          --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or on the Initial Note to which the Note relates or, if no interest has been paid, from October 8, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.   Method of Payment.  The Company shall pay interest on the Notes
          -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.  Initially, State Street Bank and Trust
          --------------------------
Company (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4.   Indenture. The Company issued the Notes under an Indenture, dated as
          ---------
of October 8, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $296,655,000; provided that $196,655,000 shall be reserved for issuance and shall be available for issuance only in connection with the exchange of the Series A/B Notes (as defined in the Indenture) for Exchange Notes. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5.   Redemption.
          ----------

          (a) Optional Redemption. The Notes will be redeemable, at the
              -------------------
Company's option, in whole or in part at any time or from time to time, on and after November 15, 2000, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

Year                                    Percentage
----                                    ----------

2000                                    105.8750%
2001                                    102.9375%
2002 and thereafter                     100.0000%

          (b) Optional Redemption Upon Equity Offerings. At any time, or from
              -----------------------------------------
time to time, on or prior to December 31, 1998, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to 35% of the outstanding Notes (including any Additional Series D Senior Notes, as defined in the Indenture) at a redemption price equal to 111 3/4% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of Notes (including any Additional Series D Senior Notes) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

     6.   Notice of Redemption. Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     7.   Offers to Purchase.  Sections 4.15 and 4.16 of the Indenture provide
          ------------------
that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes (including any Additional Series D Senior Notes) in accordance with the procedures set forth in the Indenture.

     8.   Denominations; Transfer; Exchange.  The Notes are in registered form,
          ---------------------------------
without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     9.   Persons Deemed Owners.  The registered Holder of a Note shall be
          ---------------------
treated as the owner of it for all purposes.

     10.  Unclaimed Money.  If money for the payment of principal or interest
          ---------------
remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     11.  Discharge Prior to Redemption or Maturity.  If the Company at any time
          -----------------------------------------
deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     12.  Amendment; Supplement; Waiver.  Subject to certain exceptions, the
          -----------------------------
Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place or certificated Note, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     13.  Restrictive Covenants.  The Indenture imposes certain limitations on
          ---------------------
the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, enter into a Sale Leaseback Transaction or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     14.  Successors.  When a successor assumes, in accordance with the
          ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     15.  Defaults and Remedies.  If an Event of Default occurs and is
          ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default of Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     16.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     17.  No Recourse Against Others.  No past, present or future stockholder,
          --------------------------
director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18.  Authentication.  This Note shall not be valid until the Trustee or
          --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

     19.  Governing Law.  The laws of the State of New York shall govern this
          -------------
Note and the Indenture, without regard to principles of conflict of laws.

     20.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Corporation, 55 Lumber Road, Roslyn, New York 11576, Attn: Chief Executive Officer.

                                ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:____________________________   Signed:___________________________________
                                    (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:__________________________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15   [                  ]
               Section 4.16   [                  ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$__________________


Date:________________________   Signed:________________________________________
                                NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:____________________________________________________________

                                                                       EXHIBIT C
                                                                       ---------

                        FORM OF LEGEND FOR GLOBAL NOTES


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D
                                                                       ---------

                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS
                   -----------------------------------------


                                                          ________________, ____

State Street Bank and Trust Company
MSN 238
Hartford, Connecticut  06115
Attention:  Corporate Trust Administration

          Re:  Coinmach Corporation (the "Company")
               11 3/4% Senior Notes due 2005 (the "Notes")
               -------------------------------------------

Ladies and Gentlemen:

     In connection with our proposed purchase of $_______________ aggregate principal amount of the Notes, we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 1, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 8, 1997 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within three years after the original issuance of the Notes or the last date on which the Note is owned by an affiliate of the Company, we will do so only
(i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the

Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     5. We understand that, on any proposed sale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You, the Company and the Initial Purchasers (as defined in the Offering Memorandum) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

     This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                              Very truly yours,

                              [Name of Transferee]


                              By: __________________________________
                                    Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------


                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                                       __________________, _____


State Street Bank and Trust Company
MSN 238
Hartford, Connecticut  06115
Attention:  Corporate Trust Administration

          Re: Coinmach Corporation (the "Company") 11 3/4% Senior Notes due 2005 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the Unites States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              [Name of Transferee]


                              By: __________________________________
                                    Authorized Signature

                                      E-2